UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 29, 2007

OPTICAL COMMUNICATION PRODUCTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-31861	95-4344224
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

6101 Variel Avenue Woodland Hills, CA		91367
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code		(818) 251-7100

                    Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[X] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 29, 2007, Robert Shih resigned as a director of Optical Communication Products, Inc. (the “Company”).  Mr. Shih did not hold any positions on any committee of the Company’s Board of Directors.

Mr. Shih was appointed to the Company’s Board on June 19, 2007, in accordance with the terms of the Agreement and Plan of Merger, dated as of June 19, 2007, by and among the Company, Oplink Communications, Inc. (“Oplink”) and Oplink Acquisition Corporation, pursuant to which Oplink would acquire all of the shares of the Company not owned by Oplink (the “Merger”).  The Company understands that Mr. Shih’s resignation occurred in connection with his resignation as an employee of Oplink .

The Company believes Mr. Shih’s resignation resulted from a disagreement with Joseph Y. Liu, Chief Executive Officer of Oplink, regarding Oplink’s potential strategies for the Company after completion of the Merger.  The subject matter of this disagreement has not been discussed with members of the Board of Directors not affiliated with Oplink.  Mr. Liu is also Chairman of the Board of the Company.

A copy of Mr. Shih’s e-mail to Mr. Liu setting forth Mr. Shih’s resignation is attached as Exhibit 17.1 to this Current Report on Form 8-K/A and incorporated herein by reference.

As required by Exchange Act rules, the Company provided Mr. Shih with a copy of the original Current Report on Form 8-K filed on October 4, 2007 (the “Original Filing”).  In response, Mr. Shih sent an e-mail to the Company on October 5, 2007, in which he confirmed his agreement with the Company’s disclosures regarding his resignation as a director contained in the Original Filing.

This amendment to the Original Filing is being filed in order to file the e-mail from Shih to the Company on October 5, 2007, a copy of which is attached as Exhibit 17.2 to this Current Report on Form 8-K/A and incorporated herein by reference.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of the remaining shares of the Company by Oplink pursuant to the Merger.  In connection with the proposed Merger, the Company filed with the SEC a definitive proxy statement on October 2, 2007 and an amended Schedule 13E-3 on October 3, 2007.  We urge investors to read the definitive proxy statement and these other materials carefully because they contain important information about the Company and the proposed acquisition.  Investors may obtain free copies of the definitive proxy statement and white proxy card as well as other filed documents containing information about the Company at http://www.sec.gov, the SEC's Web site.  Free copies of the Company’s SEC filings are also available on the investor relations portion of the Company 's web site at www.ocp-inc.com.

Participants in the Solicitation

The Company and its executive officers and directors may be deemed, under SEC rules, to be participants in the solicitation of proxies from the Company’s stockholders with respect to the proposed Merger.  Information regarding the officers and directors of the Company, including direct or indirect interests in the transaction, by securities holdings or otherwise, is set forth in the definitive proxy statement and amended Schedule 13E-3 that the Company filed with the SEC on October 2, 2007 and October 3, 2007, respectively.

Item 9.01. Financial Statements and Exhibits

(d)           Exhibits.

Exhibit 17.1                                Correspondence from Robert Shih dated September 29, 2007

Exhibit 17.2                                Correspondence from Robert Shih dated October 5, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 9, 2007                                                     OPTICAL COMMUNICATION PRODUCTS, INC.
                                                                                a Delaware corporation

By: ___/s/ Frederic T. Boyer
Frederic T. Boyer
Senior Vice President, Chief Financial Officer and Secretary